Exhibit 99.1

SEA CONTAINERS LIMITED COMMON SHARES AND SENIOR NOTES TO CEASE TRADING ON NEW YORK STOCK EXCHANGE

Hamilton, Bermuda October 2, 2006, Sea Containers Ltd (NYSE: SCRA and SCRB, www.seacontainers.com) announced today that it has been advised by the New York Stock Exchange (NYSE) that its common shares (ticker symbol SCRA and SCRB) and its Senior Notes will be suspended from trading on the NYSE and NYSE Arca prior to the market opening on October 3, 2006. The NYSE will submit an application to the Securities and Exchange Commission to delist these securities.

The suspension applies to the following NYSE listed securities of Sea Containers Ltd: Class A Common Shares (SCRA), Class B Common Shares (SCRB), 10 3/4% Senior Notes Due 2006 (SCR06), 7 7/8% Senior Notes Due 2008 (SCR 08), 12 1/2% Senior Notes Due 2009 (SCR 09) and 10 1/2% Senior Notes Due 2012 (SCR 12); and, the following NYSE ARCA listed securities, Class A Common Shares (SCRA) and Class B Common Shares (SCRB).

Sea Containers received written notification from the NYSE on September 29, 2006 that the decision was reached because Sea Containers has not filed its 2005 annual report on Form 10-K with the Securities and Exchange Commission within six months following the due date of such filing. The NYSE also noted that Sea Containers has not yet filed its quarterly reports on Form 10-Q during 2006. These conditions subjected Sea Containers’ securities to the NYSE’s suspension and delisting procedures.

Sea Containers has informed the NYSE that, due to its focus on its proposed restructuring and potential reorganization and the fact that the Company remains uncertain as to when it will be able to file its annual report, the Company is not in a position to contest the involuntary suspension and proposed delisting of its common shares and its Senior Notes. The Company expects these securities to be delisted from the NYSE upon approval by the Securities and Exchange Commission.

For further information:

Lisa Barnard
Director of Communications, Sea Containers group of companies
Tel: +44 207 805 5550
Email: lisa.barnard@seacontainers.com

Investor Relations enquiries:
William W. Galvin III, The Galvin Partnership
Tel: +1 (203) 618 9800
Email: wwg@galvinpartners.com